UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2016

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 6, 2016. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Bridge Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 4, 2016. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Marcia Z. Hefter	11,102,362	455,153	3,875,936
Emanuel Arturi	11,106,494	451,021	3,875,936
Rudolph J. Santoro	11,144,829	412,686	3,875,936
Howard H. Nolan	10,897,897	659,618	3,875,936
Christian C. Yegen	11,248,083	309,432	3,875,936
Daniel Rubin	11,286,888	270,627	3,875,936

Proposal 2 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	10,893,651
Against	542,394
Abstain	121,470
Broker non-votes	3,875,936

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of Crowe Horwath LLP as Bridge Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2016, as follows:

For	15,315,155
Against	62,043
Abstain	56,253
Broker non-votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: May 11, 2016